UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 28, 2014 (March 27, 2014)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9112 Spectrum Center Blvd, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2014, the Board of Directors (the “Board”) of Overland Storage, Inc., a California corporation (the “Company”), appointed Daniel Bordessa and Nils Hoff to serve as members of the Board until the next annual meeting of the shareholders of the Company and until a successor has been elected and qualified, or until their earlier death, resignation or removal, in each case in accordance with the Company’s Amended and Restated Bylaws. It has not yet been determined whether Mr. Bordessa or Mr. Hoff will serve on any of the committees of the Board.

Messrs. Bordessa and Hoff were appointed to the Board pursuant to a Voting Agreement, dated January 21, 2014 (the “Voting Agreement”), between the Company and FBC Holdings S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) (“FBC”), entered into in connection with the Company’s acquisition of Tandberg Data Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (“Tandberg”), from FBC, the sole shareholder of Tandberg (the “Acquisition”).

Pursuant to the Voting Agreement, the Company agreed to expand the size of the Board to seven directors and to appoint Messrs. Bordessa and Hoff to fill the two vacancies on the Board created by the expansion. The Board increased the size of the Board to seven directors on January 16, 2014. In addition, pursuant to the Voting Agreement, until the earlier of (a) the filing by the Company of its annual report on Form 10-K for the fiscal year ending on or about June 30, 2015 with the U.S. Securities Exchange Commission (the “SEC”) or (b) September 30, 2015, up to two persons designated by FBC and reasonably acceptable to the current Board (initially, Messrs. Bordessa and Hoff) will be nominated for election to the Board at each meeting of shareholders at which members of the Board are elected.

A copy of the Voting Agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 21, 2014 and is incorporated herein by reference. The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement.

There are no family relationships between Mr. Bordessa or Mr. Hoff and any director or executive officer of the Company.

On January 21, 2014, we entered into a consulting agreement with Mr. Hoff, with a term ending October 21, 2014 pursuant to which Mr. Hoff will be paid a monthly consulting fee of NOK 199,509 (approx. US $33,452) and a bonus equal to NOK 1,757,500 (approx. US $292,580) in consideration of Mr. Hoff’s efforts in connection with the Acquisition of Tandberg payable in three equal installments payable on or about October 21, 2014, March 31, 2015 and July 31, 2015. Mr. Hoff will also receive an equity award of 150,000 restricted stock units that will vest over a one-year period. In addition, Mr. Hoff will receive an equity award of 150,000 restricted stock units in connection with his joining the Board that will vest over a three-year period. The Company also intends to enter into the Company’s standard form of indemnification agreement in favor of Mr. Hoff.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: March 28, 2014		/s/ Kurt L. Kalbfleisch
	By:	Kurt L. Kalbfleisch
Senior Vice President and Chief Financial Officer